UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 20, 2015 (January 20, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On October 28, 2014, Magnum Hunter Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing that the Company had entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) and a Second Lien Credit Agreement (the “Second Lien Term Loan Agreement”).  The Credit Agreement provides for an asset-based, senior secured revolving credit facility maturing October 22, 2018 (the “Revolving Facility”).  The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves, and based on such redeterminations, the borrowing base may be decreased or increased up to a maximum commitment level of $250 million (currently $50 million).  The Second Lien Term Loan Agreement provides for a $340 million term loan facility secured by, subject to certain exceptions, a second lien on substantially all of the assets of the Company and its restricted subsidiaries.  One of the primary reasons the Company entered into these new credit agreements in October was to eliminate most financial covenant requirements standard in typical borrowing base loan agreements.

As previously reported in the Original Form 8-K, both the Credit Agreement and the Second Lien Term Loan Agreement require the Company to satisfy certain financial covenants, including maintaining a ratio of the present value of proved reserves to secured debt of not less than 1.5 to 1.0 and a ratio of the present value of proved developed and producing reserves to secured debt of not less than 1.0 to 1.0, each as of the last day of any fiscal quarter commencing with the fiscal quarter ended December 31, 2014 (the “Reserves Coverage Ratios”).

The Company has received the report of its proved reserves as of December 31, 2014, prepared by its independent petroleum engineering firm (the “Reserves Report”).  Based on the Company’s proved reserves and proved developed and producing reserves as of December 31, 2014, as reported in the Reserves Report, the Company has determined that it is in compliance with all of the Reserves Coverage Ratios as of December 31, 2014.

The borrowing base under the Revolving Facility is currently $50 million. Due to the minimal size, the Company does not anticipate there will be any reduction in the borrowing base under the Revolving Facility based on the Company’s proved crude oil and natural gas reserves as of December 31, 2014, as reported in the Reserves Report.

The Company expects to issue a press release on or about Wednesday, January 21, 2015, more fully describing its total proved reserves as of December 31, 2014.

* * * * *

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this Current Report and other filings made by the Company with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. All persons are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 20, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer